Exhibit 4.12

FORM OF WARRANT

WARRANT TO PURCHASE ORDINARY SHARES

VERAXA BIOTECH HOLDING AG.

Warrant Shares: 2,391,305	Issuance Date: June 15, 2026

THIS WARRANT TO PURCHASE ORDINARY SHARES (this “Warrant”) certifies that, for value received, HT Investments MA LLC or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time or times on or after the Issuance Date (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the four year anniversary of the date on which a Resale Registration Statement covering the resale of all Warrant Shares (as defined below) is declared effective by the Commission (as defined below) (the “Termination Date”) but not thereafter, to subscribe for and purchase from Veraxa Biotech Holding AG, a public limited company organized under the Laws of Switzerland (the “Company”), up to two million three hundred ninety one thousand three hundred and five (2,391,305) Ordinary Shares, par value CHF 100/11,325 per share (the “Ordinary Shares”), of the Company (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of May 27, 2026, among the Company, the Holder and the other Buyers party thereto.

2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company and the bank incorporated in, existing, licensed and authorized under the laws of Switzerland, as notified by the Company to the Holder from time to time (the “Bank”) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”). The contact information for the Bank shall initially be Max Fischer, Executive Director, EFG Bank, Promenade 2a, 3780 Gstaad, Switzerland (max.fischer@efgbank.com) and shall remain the contact information for the Bank until such time as the Holder has received written notice of new contact information for the Bank. Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(ii) herein) following the date of exercise as aforesaid, the Holder shall pay the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by (I) wire transfer in immediately available funds to the Bank, unless and to the extent the nominal value exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise or (II) notifying the Company that the outstanding principal amount under the Senior Secured Note due 2027 (the “Note”) issued by the Company to the Holder shall be reduced by an amount equal to any or all, at the Holder’s option, of such aggregate Exercise Price (each such notice, a “Principal Reduction Notice”), effective upon the Company’s receipt of the applicable Principal Reduction Notice in the form attached hereto as Exhibit B. The Company and the Holder acknowledge that in case of cash exercise the subscription rights conferred by the Warrant in relation to the exercise (the “Subscription Rights”) shall be validly exercised on the day on which the Company or the Bank has received a copy of the Notice of Exercise validly executed on behalf of the Holder. Upon the date of receipt of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that the Company shall have received (a) the aggregate Exercise Price (other than in the case of a nominal value exercise in which case the Company shall have received at least the aggregate nominal value of the Warrant Shares to be issued) at the Bank or (b) the Principal Reduction Notice, in either case within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. No ink-original Notice of Exercise shall be required. No medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Principal Reduction Notice shall be required. The Company shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of Exercise or Principal Reduction Notice nor the authority of the person so executing such notice. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until all of the Warrant Shares available hereunder have been issued and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within seven (7) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in issuances of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares to which the Holder is entitled hereunder in an amount equal to the applicable number of Warrant Shares issued. The Holder and the Company shall maintain records showing the number of Warrant Shares issued and the date of such issuance. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the subscription for and issuance of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for subscription and issuance hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per Ordinary Share under this Warrant shall be $11.50 per share, subject to adjustment hereunder; provided, however, that if at any time after the earlier of (i) the Effectiveness Deadline (as defined in the Securities Purchase Agreement) and (ii) the date that the Resale Registration Statement becomes effective, the Resale Registration Statement is not available for the resale of all Warrant Shares, until such time as the Resale Registration Statement becomes available for the resale of all Warrant Shares, then the exercise price for the number of Warrant Shares for which the Resale Registration Statement is not available shall instead be the par value of an Ordinary Share at the time of such exercise, if the par value of an Ordinary Share at such time is less than $11.50, subject to adjustment hereunder as and when the Exercise Price is adjusted hereunder (the “Exercise Price”). For the avoidance of doubt, the reduction of the exercise price to par value pursuant to the preceding sentence shall occur each time the Resale Registration Statement becomes unavailable for the resale of any Warrant Shares after the earlier of (i) the Effectiveness Deadline (as defined in the Securities Purchase Agreement) and (ii) the date that the Resale Registration Statement becomes effective.

Notwithstanding the foregoing or anything to the contrary contained in Section 3, for purposes of determining whether a Dilutive Issuance has occurred under Section 3(c) and calculating any resulting adjustment to the Exercise Price and the number of Warrant Shares pursuant to Section 3(c) and Section 3(d), the “Applicable Price” shall be deemed to be the Exercise Price that would then be in effect but for any temporary reduction to par value pursuant to this Section 2(b). For the avoidance of doubt, if a Dilutive Issuance occurs during any period when the Exercise Price for any Warrant Shares has been temporarily reduced to par value pursuant to this Section 2(b): (x) the number of Warrant Shares shall be adjusted under Section 3(d) at the time of such Dilutive Issuance as if no such temporary reduction to par value had occurred; (y) with respect to any Warrant Shares for which the Resale Registration Statement is then available, the Exercise Price for such Warrant Shares shall be reduced to the New Issuance Price at the time of such Dilutive Issuance; and (z) with respect to any Warrant Shares for which the Resale Registration Statement is not then available, the Exercise Price for such Warrant Shares shall remain at par value; provided, that upon the Resale Registration Statement again becoming available for the resale of such Warrant Shares, the Exercise Price for such Warrant Shares shall be the New Issuance Price at the time of such Dilutive Issuance calculated in accordance with the preceding sentence. In no event shall the Exercise Price be adjusted upward or the number of Warrant Shares be reduced pursuant to this Warrant, other than proportionate adjustments resulting from stock splits, reverse stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions pursuant to Section 3(a).

(c) Nominal Value Exercise. At the election of the Holder, this Warrant may also be exercised at any time, in whole or in part, by means of a “nominal value exercise” in which the Holder shall be entitled to receive a number of Warrant Shares (credited as fully paid) equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (x) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (y) the highest Bid Price of the Ordinary Shares on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) within two (2) hours of the time of the Holder’s delivery of the Notice of Exercise pursuant to Section 2(a) hereof if such Notice of Exercise is delivered during “regular trading hours,” or within two (2) hours after the close of “regular trading hours” on a Trading Day or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is delivered pursuant to Section 2(a) hereof after two (2) hours following the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a nominal value exercise.

If Warrant Shares are issued in such a nominal value exercise, the Holder shall pay to the Bank an amount in cash equal to (A) the number of Warrant Shares to be received by the Holder as part of such nominal value exercise calculated in accordance with the above formula pursuant to this Section 2(c), multiplied by (B) the par value of CHF 100/11,325 (as may be adjusted from time to time in accordance with the articles of association of the Company) per Ordinary Share.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the bid price of the Ordinary Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Ordinary Shares are not then listed or quoted on a Trading Market and if the Ordinary Shares are listed or quoted for trading on the OTC Market Group’s OTCQB exchange (“OTCQB”) or OTCQX exchange (“OTCQX”) (or any successors to either of the foregoing), the VWAP of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means any of the following markets or exchanges on which Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Stock Market LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Ordinary Shares are not then listed or quoted on a Trading Market and if the Ordinary Shares are listed or quoted for trading on OTCQB or OTCQX (or any successors to either of the foregoing), the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(d) Mechanics of Exercise.

(i) The Company undertakes that, after confirmation by the Bank of the receipt of the Exercise Price for the Warrant Shares (or, in connection with a nominal value exercise, the nominal value thereof in accordance with Section 2(c)) or upon receipt of the Principal Reduction Notice in respect of which Subscription Rights are to be exercised in accordance with the procedures set forth in this Section 2, it shall allocate to the Holder the Warrant Shares issued by operation of law and constituted by such Warrant and shall immediately enter the name of the Holder (or any assignee) in the share register of the Company in respect of the number of Warrant Shares issued to it on the date of issue.

(ii) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares issued hereunder to be transmitted to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective Resale Registration Statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, and otherwise by physical delivery of the Warrant Shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) one (1) Trading Day after delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after (a) payment of the aggregate Exercise Price to the Bank or (b) delivery of the Principal Reduction Notice, and (iii) the number of Trading Days comprising the Standard Settlement Period after delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”); provided that the Company shall have received the Notice of Exercise and, as applicable, (a) the Principal Reduction Notice or (b) payment of the aggregate Exercise Price (other than in the case of a nominal value exercise, in which case the Company shall have received payment of at least the aggregate nominal value of the Warrant Shares to be so issued) at the Bank prior to or on such applicable date. Upon the date of receipt of the Notice of Exercise (the “Exercise Date”), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that the Company shall have received (a) the aggregate Exercise Price (other than in the case of a nominal value exercise in which case the Company shall have received at least the aggregate nominal value of the Warrant Shares to be issued) at the Bank or (b) the Principal Reduction Notice, in either case within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise; and provided further, that the Holder shall be deemed to have waived any voting rights of any such Warrant Shares that may arise during the period commencing on such Exercise Date, through, and including, such applicable Warrant Share Delivery Date, as necessary, such that the aggregate voting rights of any Ordinary Shares (including such Warrant Shares) beneficially owned by the Holder and/or any Attribution Parties, collectively, shall not exceed the Beneficial Ownership Limitation (as defined below) as a result of any such exercise of this Warrant. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a registrar (which may be the Company’s transfer agent (the “Transfer Agent”)) that is a participant in the Fast Automated Securities Transfer Program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Exercise.

(iii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(ii) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. Upon any such rescission, (A) if the Holder has paid the Exercise Price in cash, the Company shall promptly return to the Holder any Exercise Price paid in connection with such exercise and (B) if the Holder has delivered a Principal Reduction Notice in connection with such exercise, such Principal Reduction Notice shall be deemed void and the outstanding principal amount under the Note shall be restored to the amount in effect immediately prior to delivery of such Principal Reduction Notice.

(v) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(ii) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(vi) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(vii) Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit C duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(viii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(ix) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of Ordinary Shares would or could be aggregated with the Holder’s for the purposes of Section 13(d) (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares (collectively “Ordinary Share Equivalents”)) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(d)(ix), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d)(ix) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d)(ix), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d)(ix), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d)(ix) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d)(ix) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant and this Section 2(d)(ix) may not be amended by the Company and the Holder. If the Warrant is unexercisable as a result of the Holder’s Beneficial Ownership Limitation, no alternate consideration is owing to the Holder.

(e) Forced Exercise. In the event that the Last Reported Sale Price (as defined in the Note) per Ordinary Share has equaled or exceeded twenty five dollars ($25.00) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Ordinary Shares) for each of the most recent twenty (20) consecutive Trading Days (such period, the “Forced Exercise Period”), then the Company may, at its sole discretion, if the Equity Conditions (as defined below) are then satisfied, provide written notice in accordance with Section 5(i), to the Holder requiring the Holder to exercise this Warrant in full (and not in part) (the “Forced Exercise Notice”); provided, however, no forced exercise will be effected unless the Equity Conditions are satisfied on each Trading Day from and including the date of the Forced Exercise Notice through and including the date on which the corresponding consideration is delivered in accordance with this Section 2(e) (the “Closing Period”). The date of exercise with respect to any such forced exercise shall be the date upon which the Company delivers the Forced Exercise Notice to the Holder. The forced exercise shall be a cash exercise unless and to the extent that the Holder notifies the Company that such exercise shall be a deduction, effective upon the Holder’s receipt of the applicable Warrant Shares issuable pursuant to such Forced Exercise Notice (the “Forced Exercise Warrant Shares”), from the outstanding principal amount under the Note in an amount equal to any or all, at the Holder’s option, of such aggregate Exercise Price. So long as the Holder delivers the aggregate Exercise Price or a Principal Reduction Notice (or aggregate nominal value, if applicable) on or prior to the first (1st) Trading Day following the date on which the Forced Exercise Notice has been delivered by the Company, then on or prior to the earlier of (i) the first (1st) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the date on which the Forced Exercise Notice has been delivered by the Company, or, if the Holder does not deliver the aggregate Exercise Price or a Principal Reduction Notice (or the aggregate nominal value, if applicable) on or prior to the first (1st) Trading Day following the date on which the Forced Exercise Notice has been delivered by the Company, then on or prior to the first (1st) Trading Day following the date on which the aggregate Exercise Price or a Principal Reduction Notice (or the aggregate nominal value, if applicable) is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Forced Exercise Warrant Shares pursuant to this Section 2(e), also constituting a Warrant Share Delivery Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Forced Exercise Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Forced Exercise Warrant Shares to which the Holder is entitled pursuant to such exercise. “Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) all shares issuable upon exercise of this Warrant are Freely Tradable; (B) the Holder is not in possession of any material non-public information; (C) the issuance of such shares will not be limited by Section 2(d)(ix); (D) such shares will satisfy Section 7(E)(i) of the Note (mutatis mutandis); (E) no pending, proposed or intended Fundamental Transaction has occurred that has not been abandoned, terminated or consummated; (F) 50% of the median daily dollar trading volume (as reported on Bloomberg) of the Ordinary Shares on the Nasdaq Global Market (or the principal, in terms of volume, Trading Market on which the Ordinary Shares are listed for trading) during the Forced Exercise Period is greater than the aggregate Exercise Price subject to such Forced Exercise; (G) no delisting or suspension by the principal, in terms of volume, Eligible Exchange (as defined in the Note) on which the Company is then listed or traded has been threatened (with a reasonable prospect of delisting or suspension occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements, if applicable, of such Eligible Exchange; and (H) no Event of Default (as defined in the Note) will have occurred that has not been waived and no Default (as defined in the Note) will have occurred and be continuing which has not been waived. “Freely Tradable” means, with respect to Warrant Shares issued or issuable pursuant to this Warrant, that (A) all such shares will be eligible to be offered, sold or otherwise transferred by the Holder pursuant to an effective registration statement and without any requirement for registration under any state securities or “blue sky” laws; and (B) all such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange.

3. Certain Adjustments.

(a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on Ordinary Shares or any other equity or Ordinary Share Equivalents payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant remains unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Subsequent Equity Sales. If, at any time while this Warrant is outstanding (such period, the “Adjustment Period”), the Company issues, sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition), or, in accordance with this Section 3(c), is deemed to have issued or sold, any Ordinary Shares or Ordinary Share Equivalents (excluding any Exempt Issuance (as defined below) issued or sold or deemed to have been issued or sold) for a consideration per share (the “Dilutive Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such price is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the Dilutive Issuance Price (the “New Issuance Price”); provided that, no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(c) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Ordinary Shares or Ordinary Share Equivalents subject to this Section 3(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(c), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the New Issuance Price regardless of whether the Holder accurately refers to the New Issuance Price in the Notice of Exercise. If the Company enters into a PubCo Variable Rate Transaction (as defined in the Securities Purchase Agreement), the Company shall be deemed to have issued Ordinary Shares or Ordinary Share Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised. “Exempt Issuance” means the issuance of (A) PubCo Options (as defined in the Securities Purchase Agreement) or PubCo Convertible Securities (as defined in the Securities Purchase Agreement) issued under any Approved Stock Plan (as defined below), so long as (i) the aggregate number of shares issued and issuable pursuant thereto does not exceed five percent (5%) of the Ordinary Shares issued and outstanding immediately prior to the date hereof and (ii) the exercise price of any such PubCo Options is not lowered and the conversion price of any such PubCo Convertible Securities is not lowered, none of such PubCo Options or PubCo Convertible Securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Holder; or (B) the issuances of Underlying Shares (as defined in the Securities Purchase Agreement). An “Approved Stock Plan” means any security-based compensation plan which has been approved by the Board of Directors of the Company prior to the date hereof, pursuant to which Ordinary Shares, options to purchase Ordinary Shares and other incentive equity awards may be issued to any employee, officer or director for services provided to the Company in their capacity as such, and not for the purpose of raising capital, pursuant to any agreement approved by the Board of Directors or the compensation committee thereof. The terms “PubCo Variable Rate Transaction,” “PubCo Options” and “PubCo Convertible Securities” shall apply, mutatis mutandis, to the surviving entity in connection with any merger in which the Company is not the surviving entity.

i. Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any PubCo Options and the lowest price per share for which one Ordinary Share is at any time issuable upon the exercise of any such PubCo Option or upon conversion, exercise or exchange of any Ordinary Share Equivalents issuable upon exercise of any such PubCo Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale (or the time of execution of such agreement to grant, issue or sell, as applicable) of such PubCo Option for such price per share. For purposes of this Section 3(c)(i), the “lowest price per share for which one Ordinary Share is at any time issuable upon the exercise of any such PubCo Options or upon conversion, exercise or exchange of any Ordinary Share Equivalents issuable upon exercise of any such PubCo Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting, issuance or sale (or pursuant to the agreement to grant, issue or sell, as applicable) of such PubCo Option, upon exercise of such PubCo Option and upon conversion, exercise or exchange of any Ordinary Share Equivalent issuable upon exercise of such PubCo Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such PubCo Option for which one Ordinary Share is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such PubCo Options or upon conversion, exercise or exchange of any Ordinary Share Equivalents issuable upon exercise of any such PubCo Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such PubCo Option (or any other Person) upon the granting, issuance or sale (or the agreement to grant, issue or sell, as applicable) such PubCo Option, upon exercise of such PubCo Option and upon conversion, exercise or exchange of any Ordinary Share Equivalent issuable upon exercise of such PubCo Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such PubCo Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares or of such Ordinary Share Equivalents upon the exercise of such PubCo Options or otherwise pursuant to the terms of or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Ordinary Share Equivalents.

ii. Issuance of Ordinary Share Equivalents. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Ordinary Share Equivalents and the lowest price per share for which one Ordinary Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Ordinary Share Equivalents for such price per share. For the purposes of this Section 3(c)(ii), the “lowest price per share for which one Ordinary Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Ordinary Share Equivalent and upon conversion, exercise or exchange of such Ordinary Share Equivalent or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Ordinary Share Equivalent for which one Ordinary Share is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Ordinary Share Equivalent (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Ordinary Share Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Ordinary Share Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Ordinary Share Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Ordinary Share Equivalents is made upon exercise of any PubCo Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3(c), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

iii. Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any PubCo Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Ordinary Share Equivalents, or the rate at which any Ordinary Share Equivalents are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such PubCo Options or Ordinary Share Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(c)(iii), if the terms of any PubCo Option or Ordinary Share Equivalent that was outstanding as of the Initial Exercise Date are increased or decreased in the manner described in the immediately preceding sentence, then such PubCo Option or Ordinary Share Equivalent and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(c) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

iv. Calculation of Consideration Received. If any PubCo Option and/or Ordinary Share Equivalents and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such PubCo Option and/or Ordinary Share Equivalents and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per Ordinary Share with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is a PubCo Option and/or Ordinary Share Equivalent, the lowest price per share for which one Ordinary Share is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 3(c)(i) or 3(c)(ii) above and (z) the lowest VWAP of the Ordinary Shares on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the applicable Trading Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period and if this Warrant is exercised, on any given Exercise Date during any such Adjustment Period, solely with respect to such portion of this Warrant converted on such applicable Exercise Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Exercise Date). If any Ordinary Shares, PubCo Options or Ordinary Share Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any Ordinary Shares, PubCo Options or Ordinary Share Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Ordinary Shares, PubCo Options or Ordinary Share Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, PubCo Options or Ordinary Share Equivalents (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. For purposes of hereof, “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with this Section 3(c)) of Ordinary Shares that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

v. Record Date. If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, PubCo Options or in Ordinary Share Equivalents or (B) to subscribe for or purchase Ordinary Shares, PubCo Options or Ordinary Share Equivalents, then such record date will be deemed to be the date of the issuance or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 3(c), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(e) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(f) Fundamental Transaction. If (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding Ordinary Shares or 50% or more of the voting power of the common equity of the Company, or (vi) the transfer restrictions set forth in Section 5 of that certain Lock-Up Agreement, dated as of February 24, 2026, by and among Voyager Acquisition Corp., Veraxa Biotech AG and European Molecular Biology Laboratory (as in effect as of the Issuance Date and without giving effect to any amendments, amendments and restatements, supplements, or other modifications thereto after the Issuance Date), terminate in accordance with Section 5(a)(ii) thereof (each a “Fundamental Transaction”) then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(d)(ix) on the exercise of this Warrant), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(d)(ix) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder, as described below, an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction, provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of the consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), valued at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided further, that if holders of Ordinary Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares will be deemed to have received shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor)

as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(f), (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the date of consummation of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(f) regardless of whether the Company has sufficient authorized Ordinary Shares for the issuance of Warrant Shares.

(g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an Ordinary Share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

(h) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K or Form 8-K, as applicable. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(i) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

4. Transfer of Warrant.

(a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an Assignment Form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

5. Miscellaneous.

(a) Currency. All dollar amounts referred to in this Warrant are in United States Dollars (“U.S. Dollars”) unless otherwise stated. All amounts owing under this Warrant shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Warrant, the U.S. Dollar exchange rate as published in the Wall Street Journal (New York edition) on the relevant date of calculation.

(b) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive cash payments pursuant to Sections 2(d)(ii), 2(d)(v) and 2(d)(vi) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(e) Authorized Shares. The Company covenants that during the period that the Warrant is outstanding, it will reserve from its conditional share capital a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any rights to receive Warrant Shares under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued and delivered, as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares underlying this Warrant which may be issued upon the exercise of the rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Ordinary Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement.

(g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state, federal or foreign securities laws.

(h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Securities Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

(j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(m) Amendment. This Warrant, other than this Section 5(m) and the provision restricting the amendment of Section 2(d)(ix), may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

VERAXA BIOTECH HOLDING AG
(now known as Veraxa Biotech AG following the consummation of the Business Combination

By:	/s/ Oliver Baumann
Name:	Oliver Baumann
Title:	General Manager

By:	/s/ Christoph Antz
Name:	Christoph Antz
Title:	CEO

EXHIBIT A

NOTICE OF EXERCISE

TO: VERAXA BIOTECH HOLDING AG

(1) By reference to article [3a] of the Company’s articles of association, the undersigned hereby gives notice to the Company of its election to subscribe for ________ Warrant Shares of the Company pursuant to that certain Warrant issued by the Company to the undersigned on [ ● ], 2026, and irrevocably undertakes to pay the exercise price of $ ___________ in full, together with all applicable transfer taxes, if any, as set forth below.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States by payment of the exercise price of $ ________ to the following bank account (the “Bank”): Bank: [Swiss bank] Account holder: [●] IBAN: [●] SWIFT: [●]; or

☐	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the nominal value exercise procedure set forth in subsection 2(c), together with payment to the Bank of the applicable nominal value of the Warrant Shares to be issued to the Holder in accordance with subsection 2(c).

☐	a deduction and set-off from the outstanding principal amount under the Senior Secured Note due 2027 issued by the Company to the Holder on the Issuance Date in accordance with the attached Principal Reduction Notice

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

A-1

[SIGNATURE OF HOLDER]
Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Title of Authorized Signatory:

Name of Authorized Signatory:

Date:

A-2

EXHIBIT B

PRINCIPAL REDUCTION NOTICE

TO: VERAXA BIOTECH HOLDING AG

Payment shall take the form of a deduction and set-off, in the amount of $ ________, from the outstanding principal amount under the Senior Secured Note due 2027 issued by the Company to the Holder on the Issuance Date.

[SIGNATURE OF HOLDER]
Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Title of Authorized Signatory:

Name of Authorized Signatory:

Date:

B-1

EXHIBIT C

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to subscribe for shares.)

FOR VALUE RECEIVED, the foregoing Warrant to subscribe for shares of Veraxa Biotech Holding AG, a public limited company (Aktiengesellschaft) incorporated and existing under the laws of Switzerland, and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:

Acknowledged and agreed

Name:
(Please Print)
Dated:	_______________ __, ______

Assignee’s Signature:

C-1